                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-46808 of Polo Ralph Lauren Corporation on Form S-8 of our report dated May 21, 2002, (which report expresses an unqualified opinion and includes explanatory paragraphs related to the elimination of a reporting lag and a change in method of accounting) appearing in the Annual Report on Form 10-K of Polo Ralph Lauren Corporation for the year ended March 30, 2002.



New York, New York
June 25, 2002

                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-29023 of Polo Ralph Lauren Corporation on Form S-8 of our report dated May 21, 2002, (which report expresses an unqualified opinion and includes explanatory paragraphs related to the elimination of a reporting lag and a change in method of accounting) appearing in the Annual Report on Form 10-K of Polo Ralph Lauren Corporation for the year ended March 30, 2002.



New York, New York
June 25, 2002